                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 1998
                                                 ------------

                     Data Processing Resources Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             California            0-27612              95-3931443
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           (State or other       (Commission         (I.R.S. Employer
            jurisdiction         File number)       Identification No.)
          of incorporation)


    4400 MacArthur Boulevard, Suite 600, Newport Beach, California   92660
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                 (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (714) 553-1102
                                                   --------------

                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5. Other Events.

        On May 20, 1998 Data Processing Resources Corporation ("DPRC") and DPRC Acquisition Corp., a wholly owned subsidiary of DPRC ("Merger Sub"), entered into an Agreement and Plan of Merger dated as of May 20, 1998 by and among DPRC, Merger Sub, EXi Corp. ("EXi") and the shareholders of EXi (the "Shareholders"). Pursuant to and subject to the terms and conditions of the Merger Agreement, EXi merged with and into Merger Sub and the Shareholders received consideration in the form of cash and 68,531 shares of restricted common stock of DPRC (the "Merger"). The Shareholders have piggyback registration rights for such shares commencing in December 1998. The Merger did not require the approval of the shareholders of DPRC and the acquisition of EXi was not significant for reporting purposes.

        As a result of the Merger, DPRC now has an office in Minneapolis, Minnesota and provides software engineering services in addition to its core business of providing information technology staffing services.

Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

             99.1  Press Release dated May 21, 1998.


                                      2.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DATA PROCESSING RESOURCES CORPORATION
                                                 (Registrant)


Dated: May 21, 1998                  By:  /s/ Michael A. Piraino
                                          -------------------------------------
                                          Michael A. Piraino
                                          Senior Vice President,
                                          Chief Financial Officer and Secretary


                                      3.
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                     DATA PROCESSING RESOURCES CORPORATION
                               INDEX TO EXHIBITS


Number                       Description of Exhibit                    Page
                                                                      Number
 99.1       Press release dated May 21, 1998.

                                       4.